As filed with the Securities and Exchange Commission on May 8, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITRIN, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	95-4255452 (I.R.S. Employer Identification No.)

One East Wacker Drive

Chicago, Illinois 60601

(312) 661-4600

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Scott Renwick, Esq.

Senior Vice President, General Counsel and Secretary

Unitrin, Inc.

One East Wacker Drive

Chicago, Illinois 60601

(312) 661-4600

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Brian W. Duwe, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Chicago, Illinois 60606

(312) 407-0700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration Statement 333-127215

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities	$60,000,000	$1,842.00

(1)	The registrant previously registered an aggregate principal amount of $300,000,000 of securities on the Registration Statement on Form S-3 (Registration No. 333-127215). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-127215) are being registered.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate principal amount of $300,000,000 of securities on the Registration Statement on Form S-3 (File No. 333-127215), for which a filing fee of $35,310.00 was previously paid.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of an additional $60,000,000 aggregate maximum principal amount of debt securities of Unitrin, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

The Company hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-127215) declared effective on September 6, 2005 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on May 8, 2007.

UNITRIN, INC.

By	/s/ Scott Renwick
	Name:	Scott Renwick
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2007.

Signature	Title

* Richard C. Vie	Chairman of the Board of Directors

* Donald G. Southwell	President, Chief Executive Officer and Director (principal executive officer)

* Eric J. Draut	Executive Vice President, Chief Financial Officer and Director (principal financial officer)

* Richard Roeske	Vice President and Chief Accounting Officer (principal accounting officer)

* James E. Annable	Director

* Donald V. Fites	Director

* Douglas G. Geoga	Director

* Reuben L. Hedlund	Director

* William E. Johnston	Director

* Wayne Kauth	Director

* Ann E. Ziegler	Director

*By:	/s/ Scott Renwick
	Name:	Scott Renwick
	Title:	Attorney-in-Fact

EXHIBIT INDEX

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-127215))

II-4